UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2018

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2018 (the “Agreement Date”), Adient plc (“Adient”) and Blue Harbour Group, L.P. (“Blue Harbour”) entered into an Agreement (the “Agreement”) pursuant to which Peter H. Carlin, a managing director of Blue Harbour, was appointed to the Board of Directors of Adient (the “Board”) effective June 4, 2018.

Pursuant to the Agreement, for so long as Blue Harbour and the funds managed by Blue Harbour (the “Funds”) continue to own at least 4% of the issued and outstanding ordinary shares of Adient, Adient agrees to include in its slate of director nominees at each shareholder meeting at which directors are to be elected from the date of the Agreement until, but not including, Adient’s 2020 Annual General Meeting of Shareholders (i) Peter H. Carlin (the “Designee”), or if the Designee resigns or is otherwise unable to serve on the Board, (ii) Clifton S. Robbins (the “Replacement”), subject to each such individual’s satisfaction of all reasonable corporate governance and informational requirements applicable to non-employee directors. During the period commencing on the Agreement Date and ending on the date as of which the Designee (or the Replacement, as applicable) is no longer a director of Adient (the “Restricted Period”), Blue Harbour has agreed to vote its shares (a) in favor of each director nominated and recommended by the Board for election at any meeting of shareholders, (b) against any shareholder nominations for director that are not approved and recommended by the Board and against any proposals or resolutions to remove any member of the Board, and (c) in accordance with the recommendations of the Board on all other proposals of the Board set forth in Adient’s proxy statements. The Agreement also contains customary standstill provisions applicable to Blue Harbour and its affiliates and representatives during the Restricted Period and provides Blue Harbour with certain registration rights during the Restricted Period.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

The information in Item 1.01 is incorporated herein by reference.

On May 17, 2018, the Board appointed Peter H. Carlin to the Board effective June 4, 2018 to serve a term initially expiring at the Adient 2019 Annual General Meeting of Shareholders. The Board also appointed Mr. Carlin to serve as a member of the Audit Committee and Corporate Governance Committee of the Board. The Board has determined that Mr. Carlin is an independent director under the New York Stock Exchange listing standards and Adient’s Corporate Governance Guidelines. In connection with Mr. Carlin’s appointment, the Board acted to increase the number of directors serving on the Board from seven to eight in accordance with Adient’s Articles of Association.

Except as disclosed in this Current Report on Form 8-K, there are currently no arrangements or understandings between Mr. Carlin and any other person pursuant to which Mr. Carlin was elected to serve as a member of the Board. Adient is not aware of any transaction involving Mr. Carlin requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Adient’s Compensation Summary and Ownership Guidelines for Non-Employee Directors, as amended and restated effective as of March 12, 2018, which was filed as Exhibit 10.20 to Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, is applicable to Mr. Carlin. In connection with Mr. Carlin’s election to the Board, he will receive a pro rata portion of the current $145,000 annual cash retainer Adient pays to its non-employee directors as well as a pro rata portion of the annual $145,000 retainer that is paid in ordinary shares of Adient. The ordinary shares will be issued pursuant to the Adient plc 2016 Director Share Plan.

Additionally, in connection with Mr. Carlin’s appointment to the Board, Adient and Mr. Carlin will enter into indemnification agreements in substantially the same form that Adient has entered into with each of Adient’s other directors. The forms of such indemnification agreements were filed as Exhibits 10.5 and 10.6 to Amendment No. 1 to Adient’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2016.

Item 7.01.	Regulation FD Disclosure.

On May 18, 2018, Adient issued a press release announcing the appointment of Mr. Carlin to the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Agreement, dated May 18, 2018, between Adient plc and Blue Harbour Group, L.P.

99.1	Press Release of Adient plc dated May 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: May 18, 2018	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary

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